Exhibit 10.1

AMENDMENT 2010-1

to the

ANNUAL INCENTIVE PLAN

ALLEGHENY ENERGY, INC.

This AMENDMENT 2010-1 dated as of December 9, 2010 (the “Amendment”) is an amendment to the ANNUAL INCENTIVE PLAN ALLEGHENY ENERGY, INC. (the “Plan”), amended and restated as of January 1, 2008. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan. All references to “Sections” are to the corresponding Sections of the Plan. The Plan is hereby amended, effective as of January 1, 2011, as follows:

1. A new Section 7 is added to the Plan, and all subsequent sections and cross-references are adjusted; the new Section 7 is added as follows:

“SECTION 7. CHANGE IN CONTROL

(a) Notwithstanding anything in the Plan to the contrary, including, without limitation, the restriction in Section 5(a) regarding performance-based compensation under Section 162(m) of the Code, upon consummation of a “Change in Control” (as defined below), each Participant in the Plan shall, subject to the requirements of this Section, be entitled to receive an Award in an amount equal to the Participant’s “Prorated Target Award” (as defined below).

(b) Awards under Section 7(a) shall be paid in cash as soon as practicable, but in no event more than sixty (60) days, after the consummation of the Change in Control.

(c) To be eligible to receive an Award under Section 7(a), the Participant must be employed on the date of the consummation of the Change in Control, but need not be employed at the time the Awards are paid.

(d) Notwithstanding the foregoing, the payment pursuant to Section 7(a) to any Participant who is an “Eligible Employee” for purposes of, and as defined in, the Allegheny Energy Service Corporation Executive Change in Control Severance Plan (for purposes of this Section 7(d), the “Executive CIC Severance Plan”) shall be reduced (but not below $0) to the extent such Participant has received, or is entitled to receive, a payment under Section 4.1(a)(iii) of the Executive CIC Severance Plan by reason of a termination of employment occurring during the year of the Change in Control, and to the extent such termination of employment occurs after payment pursuant Section 7(a) has been made, the Participant shall repay such Section 7(a) payment to the Company (or alternatively shall be deemed to have agreed, in satisfaction of such repayment obligation, to an equal reduction in the amount payable pursuant to Section 4.1(a)(iii) of the Executive CIC Severance Plan).

(e) The amount of the Prorated Target Award shall not exceed the maximum amounts set forth in Section 5(e) of the Plan.

(f) For purposes of this Section 7, the following terms shall have the following meanings:

“Change in Control” shall be deemed to have occurred at such time as (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of all outstanding securities of the Company entitled to vote generally in the election of directors of the Company (the “Company Voting Securities”); or (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Company Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Company Voting Securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or the complete liquidation of the Company or the consummation of any transaction for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Prorated Target Award” shall mean the Participant’s Target Award multiplied by a fraction, the numerator of which is the number of days in the Performance Year that have elapsed from the first day of the Performance Year through and including the date of the consummation of the Change in Control and the denominator of which is the total number of days in the Performance Year.”

2. This Amendment, together with any other amendments and the Plan as originally adopted, represents the complete statement of the Plan and, as of the date of adoption of this Amendment by the Board, supersedes all prior plans, proposals, representations, promises and inducements, written or oral, relating to its subject matter. The Company shall not be bound or liable to any person for any proposal, representation, promise or inducement made which is not embodied in the Plan as amended by this Amendment or in any other authorized written amendment to the Plan.

3. This Amendment shall become effective as of the date stated above, following the approval and adoption thereof by the Board.

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